UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2022

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4131 N. Central Expwy, Suite 900, Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 963-2644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Epiq MD Sale

Purchase Agreement

On July 7, 2022, American International Holdings Corp. (the “Company”, “we” or “us”), entered into a June 30, 2022 Equity Interest Purchase Agreement (the “Purchase Agreement”), with Alejandro Rodriguez and Pan-American Communications Services, S.A. (collectively, the “Buyers”) and our then wholly-owned subsidiary, Epiq MD, Inc., a Nevada corporation (“Epiq MD”).

Pursuant to the Purchase Agreement, the Company sold 5,000,000 shares of common stock of Epiq MD (the “Purchased Shares”), representing 100% of the then outstanding common stock of Epiq MD, to the Buyers for an aggregate of $300,000, consisting of $150,000 of cash paid at closing and a $150,000 secured promissory note entered into on June 30, 2022 (the “Note”). The Purchase Agreement includes customary representations and warranties of the parties, confidentiality obligations of the parties, covenants, closing conditions and indemnification obligations of the parties, subject to certain deductibles. The Company’s aggregate indemnification obligations under the Purchase Agreement are subject to a twelve-month limitation period, a $300,000 liability cap, and a $5,000 deductible, subject in each case to certain exclusions, and the Buyers have the right to offset any indemnification obligation not timely paid by the Company against the payments due pursuant to the Note and the Royalty Agreement (as discussed below).

The transactions contemplated by the Purchase Agreement closed on July 7, 2022 and effective as of June 30, 2022.

Royalty Agreement

As additional consideration for the sale of the Purchased Shares, the Company and Epiq MD also entered into a Royalty Agreement dated June 30, 2022 and entered into on July 7, 2022 (the “Royalty Agreement”), pursuant to which the Company is entitled to receive a 2.50% royalty interest, calculated and payable on a quarterly basis, on the gross revenues of Epiq MD’s telehealth business, beginning on January 1, 2023 and continuing until the earliest to occur of (i) the Company’s receipt of $900,000 in aggregate royalty payments, (ii) Epiq MD’s exercise of a right of first refusal to buy out the Company’s royalty interest for $900,000 (or another mutually agreed amount) following the Company’s receipt of a bona fide third-party offer to purchase the Company’s royalty interest, and (iii) December 31, 2026. The Royalty Agreement also provides for Epiq MD to have a right of first refusal to purchase the Company’s rights under the Royalty Agreement, in the event the Company chooses to sell such rights in the future.

Secured Promissory Note

The Note has a maturity date of September 30, 2022, and bears no interest unless an event of default occurs. Upon the occurrence of an event of default, the Note bears interest at a default rate of 18% per annum until paid in full. The Note includes customary events of default, including the failure to pay outstanding amounts under the Note when due, misrepresentations of the Buyers under the Purchase Agreement or the Pledge Agreement (defined below), the failure of the Buyers to perform their obligations pursuant to the Purchase Agreement or the Pledge Agreement, and certain insolvency events. The Note is secured by a pledge of the Purchased Shares and an additional 5,000,000 shares of common stock of Epiq MD issued to the Buyers and their affiliates after the closing of the Equity Agreement (together with the Purchased Shares, the “Pledged Shares”), as set forth in a Pledge Agreement between the Company and the Buyers, dated June 30, 2022, and entered into on July 7, 2022 (the “Pledge Agreement”).

Pledge Agreement

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification obligations. Pursuant to the Pledge Agreement, the Pledged Shares have been pledged by the Buyers to secure their repayment of the Note.

Release and Termination Agreements

In connection with the Company’s divestment of its interest in Epiq MD, each of Mr. Rodriguez, and Mr. Verdie Bowen (the CEO and COO, respectively, of Epiq MD), and certain other employees of the Company, executed separate release and termination agreements with the Company (the “Releases”). Pursuant to the Releases, each of Mr. Rodriguez, and Mr. Bowen terminated their respective Executive Employment Agreements with the Company dated as of January 21, 2021, without any severance or continuing obligations of the Company. Each release and termination agreement contains a mutual release of claims and mutual non-disparagement covenants. The Company agreed that all shares of Company common stock issued to each such releasing party which was previously subject to forfeiture would be deemed fully-earned upon the entry into such Releases. As a result, an aggregate of 83,334 shares of common stock previously subject to forfeiture became fully-vested.

* * * *

As a result of the closing of the Purchase Agreement, the Company has completely divested its interest in Epiq MD. The Company incorporated Epiq MD in October 2020, with the intent of focusing on developing, marketing and selling a single platform offering primary care telemedicine, preventative care services and wellness programs. The Company determined to divest its interests in Epiq MD in order to focus on developing its pharmacy business through Epiq Scripts, LLC.

* * * *

The descriptions of the Purchase Agreement, Note, Pledge Agreement, Royalty Agreement, Rodriguez Release and Termination Agreement, and Bowen Release and Termination Agreement, above are not complete and are qualified in their entirety by the full text of the Purchase Agreement, Note, Pledge Agreement, Royalty Agreement, Rodriguez Release and Termination Agreement, and Bowen Release and Termination Agreement, filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, which are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Effective on July 7, 2022, prior employment agreements entered into between the Company and each of Mr. Rodriguez and Mr. Bowen (the CEO and COO, respectively, of Epiq MD), dated as of January 21, 2021, were terminated in connection with the Releases. No early termination penalties were incurred by the Company in connection with the terminations.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information and disclosures set forth in Item 1.01 above under the heading “Epiq MD Sale”, are incorporated by reference into this Item 2.01 in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As discussed above, effective on July 7, 2022, in connection with the Company’s divestment of its interest in Epiq MD, each of Messrs. Rodriguez and Bowen, who had been party to separate Executive Employment Agreements with the Company since January 21, 2021, executed separate agreements terminating their employment with the Company and containing a mutual release of claims and a mutual non-disparagement agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Equity Interest Purchase Agreement by and among American International Holdings Corp., Epiq MD, Inc., Alejandro Rodriguez and Pan-American Communications Services, S.A., entered into on July 7, 2022, and dated June 30, 2022
10.2*	$150,000 Secured Promissory Note from Alejandro Rodriguez and Pan-American Communications Services, S.A. to American International Holdings Corp., entered into on July 7, 2022, and dated June 30, 2022
10.3*	Pledge Agreement between Alejandro Rodriguez and Pan-American Communications Services, S.A. and American International Holdings Corp., entered into on July 7, 2022, and dated June 30, 2022
10.4*	Royalty Agreement between Epiq MD, Inc. and American International Holdings Corp., entered into on July 7, 2022, and dated June 30, 2022
10.5*	Full, Final and Absolute Mutual Release between Alejandro Rodriguez and American International Holdings Corp., entered into on July 7, 2022, and dated June 30, 2022
10.6*	Full, Final and Absolute Mutual Release between Verdie Bowen and American International Holdings Corp., entered into on July 7, 2022, and dated June 30, 2022
107	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: July 12, 2022	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer